EXHIBIT 23.2
Independent Registered Public Accounting Firm’s Consent
The Board of Directors and Stockholders
First Interstate BancSystem, Inc.
We consent to the incorporation by reference in Registration Statements (Form S-8 No. 333-76825 and Form S-8 No. 333-53011, including post-effective amendments thereto) of our report dated June 15, 2006 relating to the statement of net assets available for benefits of the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. as of December 31, 2005.
/s/ Eide Bailly LLP
Billings, Montana
June 26, 2007